FOR IMMEDIATE RELEASE

            Revlon Reports Second Quarter and Six Months 2006 Results


NEW YORK, August 3, 2006 - Revlon, Inc. (NYSE: REV) today announced results for the second quarter and six months ended June 30, 2006.

For the quarter, net sales advanced approximately 1% versus year-ago to $321 million, and Adjusted EBITDA(1) was a loss of $20 million versus Adjusted EBITDA of $24 million in the second quarter of 2005. Revlon indicated that its new brand Vital Radiance negatively impacted the Company's operating profitability in the second quarter by approximately $40 million. Net loss in the quarter was $87 million, or $0.21 per diluted share, compared with a net loss of $36 million, or $0.10 per diluted share, in the second quarter of 2005.

Commenting on the results of the quarter, Revlon President and Chief Executive Officer Jack Stahl stated, "Our overall portfolio continues to make progress, and we are confident that we are taking the right actions for the long-term to build our great brands, reduce costs and create sustainable value. As we previously disclosed, our results in the second quarter were significantly impacted by Vital Radiance, a new brand we introduced earlier this year to serve the affluent and growing 50+ consumer demographic. As we look ahead, as previously announced, we expect a significant improvement in Adjusted EBITDA in the second half of 2006, and we are confident that our financial results in 2007 will be strong. Our outlook for 2007 reflects the significant revenue-generating actions we are planning to take to grow the Revlon brand across the categories in which we compete, the substantially improved financial profile of Vital Radiance we expect in 2007 and the cost reduction actions we are aggressively pursuing to increase our margins."

As previously announced, the Company expects its Adjusted EBITDA for the full year 2006 to be approximately even with or somewhat below the 2005 Adjusted EBITDA of $167 million, after taking into account the expected full year negative impact related to the Vital Radiance brand and a $10 million restructuring charge taken earlier in 2006.

The Company indicated that, as disclosed last month, it successfully consummated a $100 million term loan add-on to its bank credit facility, which provides the Company with additional financial resources and flexibility to execute its business plan.

Revlon will host a conference call with members of the investment community on August 3, 2006 at 9:30 AM EDT to discuss the results of the quarter. Access to the call is available to the public at www.revloninc.com, in the Investor Relations section, under Events Calendar. A copy of the press release and additional information related to the call will be available in the Investor Relations section of the Company's website, under Press Releases and Financial Reports, respectively.

                             Second Quarter Results
                             ----------------------

Net sales in the second quarter of 2006 advanced approximately 1% to $321 million, compared with net sales of $318 million in the second quarter of 2005. This performance reflected a 10% increase versus year-ago in gross sales(2), almost entirely offset by a $17 million returns and allowances provision for Vital Radiance related to the previously-announced anticipated reduction of certain retail space and expected modifications to the brand offering in 2007 in connection with new product introductions. Also impacting the sales comparison in the quarter was higher brand support in the form of sales incentives.

In the United States, net sales of $180 million were essentially even with net sales of $181 million in the second quarter of 2005. This performance reflected double-digit growth in gross sales, offset by the aforementioned returns and allowances provision and higher brand support. See Footnote 3 related to certain geographic reclassifications for management reporting purposes.

In International, net sales grew approximately 3% to $141 million, versus net sales of $137 million in the second quarter of 2005. This performance largely reflected growth in Latin America and the benefit of favorable foreign currency translation. Excluding the impact of foreign currency translation, International net sales advanced approximately 2% versus year-ago.

Operating loss in the quarter was $45.9 million, versus essentially break-even operating results in the second quarter of 2005, while Adjusted EBITDA in the second quarter was a loss of $20.1 million, compared with Adjusted EBITDA of $24.2 million in the year-ago period. This performance primarily reflected the unfavorable impact of approximately $40 million in the quarter attributable to Vital Radiance, as well as significantly higher brand support behind the balance of the Company's portfolio--most notably Almay--and a provision for estimated excess inventory, largely related to lower-than-expected growth from the Almay restage. Partially offsetting these factors was the benefit of the growth in gross sales and lower compensation and other general and administrative expenses.

Adjusted EBITDA and gross sales are non-GAAP measures that are defined in the footnotes of this release and are reconciled to net income/(loss) and net sales, respectively, the most directly comparable GAAP measures, in the accompanying financial tables.

Net loss in the second quarter was $87.1 million, or $0.21 per diluted share, compared with a net loss of $35.8 million, or $0.10 per diluted share, in the second quarter of 2005. The diluted per share comparison reflects the impact of the shares issued in the March 2006 rights offering. Cash flow used for operating activities in the second quarter of 2006 was $104.0 million, compared with cash flow used for operating activities of $39.2 million in the second quarter of 2005.

                                Six-Month Results
                                -----------------

For the first six months of 2006, net sales advanced approximately 4% to $647 million, compared with net sales of $619 million in the first six months of 2005.

In the United States, net sales of $378 million for the first six months of 2006 were up approximately 5% versus net sales of $361 million in the same period last year. In International, net sales of $268 million advanced approximately 4% in the first six months of 2006, compared with net sales of $259 million in the same period last year. In the six-month period, foreign currency translation had virtually no impact on the year-over-year comparison.

The Company generated an operating loss of $63.1 million in the first six months of 2006, versus an operating loss of $2.4 million in the first six months of 2005. Adjusted EBITDA in the first six months of 2006 was a loss of $4.8 million, compared with Adjusted EBITDA of $45.9 million in the first six months of 2005.

Net loss was $145.3 million, or $0.37 per diluted share, in the first six months of 2006, compared with a net loss of $82.6 million, or $0.22 per diluted share, in the first six months of 2005. Cash flow used for operating activities in the first six months of 2006 was $95.5 million, compared with cash flow used for operating activities of $46.8 million in the first six months of 2005.

                             Market Share Results(4)
                             -----------------------

According to ACNielsen, the color cosmetics category grew 4.2% versus year-ago in the second quarter, while the Company grew its consumption in the category by 3.3% in the period, resulting in a 0.2 point share decline to 22.0%. The Revlon brand registered a share of 14.2%, compared with 15.7% in the year-ago period, while the Almay brand essentially held share at 6.4% in the quarter, versus 6.5% in the second quarter last year, and Vital Radiance achieved a quarterly share of 1.4%.

The Company believes that Vital Radiance continues to build a presence in the U.S. mass market and has achieved good results in several key food and drug retail accounts, having been in distribution for only several months. In certain key accounts, the brand has already achieved a market share approaching 3.0% in the month of June, which the Company believes provides it with a solid platform from which to build the brand and achieve broader success across its customer base over time.

In each of the Company's other key categories, the Company gained share for the quarter. Specifically, in women's hair color, the Company grew consumption 9% versus year-ago in a category that advanced 3%, resulting a share gain of 0.5 points to 9.0%. Similarly, in beauty tools, the Company grew consumption 12% in the quarter in a category that advanced 6%, resulting in a 1.4 share point improvement to 27.0% in the quarter. In anti-perspirants and deodorants, the Company registered a share 6.4% in the quarter, versus a share of 6.3% in the same period last year.

Commenting on the Company's market share results, Mr. Stahl stated, "We believe that we are making progress to build the underlying value of our brands, and we are confident that the actions we are taking are strengthening our brands in the marketplace and establishing a solid growth platform for us going into 2007."

About Revlon
------------

Revlon is a worldwide cosmetics, skin care, fragrance, and personal care products company. The Company's vision is to deliver the promise of beauty through creating and developing the most consumer preferred brands. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com, www.vitalradiance.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company's brands include Revlon(R), Almay(R), Vital Radiance(R), Ultima(R), Charlie(R), Flex(R), and Mitchum(R).

Investor Relations Contact:                          Media Contact:
Maria A. Sceppaguercio, 212-527-5230                 Scott Behles, 212-527-4718

                           Footnotes to Press Release
                           --------------------------

(1) Adjusted EBITDA is a non-GAAP financial measure defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on foreign currency transactions, gains/losses on the sale of assets, gains/losses on the early extinguishment of debt and miscellaneous expenses because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's operating performance. The Company's management utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in accordance with GAAP.

The Company's management uses Adjusted EBITDA as an integral part of its reporting and planning processes and as one of the primary measures to, among other things: (i) monitor and evaluate the performance of the Company's business operations; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

The Company's management believes that Adjusted EBITDA is useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by the Company's management. Additionally, the Company's management believes that Adjusted EBITDA provides useful information to investors about the performance of the Company's overall business because such measure eliminates the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, the Company's management believes that because it has historically provided Adjusted EBITDA in previous press releases, that including such non-GAAP measure in its earnings releases provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with GAAP financial measures, is a useful financial analysis tool, used by the Company's management as described above, which can assist investors in assessing the Company's financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) prepared in accordance with GAAP. Other companies may define EBITDA differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreement, certain financial covenants in its borrowing arrangements are tied to similar measures. Adjusted EBITDA, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2) Gross Sales is a non-GAAP financial measure defined as net sales before returns, allowances, discounts and other revenues, and essentially represents the dollar value of shipments. In calculating Gross Sales, the Company excludes the effects of returns, allowances, discounts and other revenues as the Company's management believes that some of these items can vary significantly from period to period. This data is presented to depict the Company's shipment of products before giving effect to returns, allowances, discounts and certain other revenue. The Company's management utilizes Gross Sales as an operating performance measure in conjunction with other GAAP measures, such as net sales and gross margin calculated in accordance with GAAP. Gross Sales should not be considered in isolation or as a substitute for net sales prepared in accordance with GAAP.

(3) During the second quarter of 2006, management responsibility for its business in Canada was transferred from the North America region to the European operations of the International region. Accordingly, all prior period amounts have been reclassified to reflect Canada's financial information in International.

(4) All market share and consumption data is U.S. mass-market dollar volume according to ACNielsen (an independent research entity). ACNielsen data is an aggregate of the drug channel, Kmart, Target and Food and Combo stores, and excludes Wal-Mart and regional mass volume retailers. This data represents approximately two-thirds of the Company's U.S. mass-market dollar volume.

                           Forward-Looking Statements
                           --------------------------

Statements in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic, industry or cosmetic category conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, the Company's beliefs, expectations and estimates about: (i) its future growth, profitability and financial performance, including that it is taking the right actions for the long-term to build the underlying value of its brands, reduce costs and create sustainable value; that it will have a significant improvement in Adjusted EBITDA in the second half of 2006; that its Adjusted EBITDA for the full year 2006 will be approximately even with or somewhat below 2005 Adjusted EBITDA of $167 million, after taking into account the expected full year negative impact related to the Vital Radiance brand and a $10 million restructuring charge taken earlier in 2006; that its financial results in 2007 will be strong reflecting the significant revenue-generating actions to grow the Revlon brand across its categories, a substantially improved financial profile of Vital Radiance in 2007 and cost reduction actions to increase its margins; and that it is taking actions to strengthen its brands in the marketplace and establish a solid growth platform going into 2007; (ii) its beliefs and plans as to the potential growth, financial performance and effectiveness of its Vital Radiance brand, including that its share performance in a number of key accounts provide the Company with a solid platform from which to build the brand and achieve broader success across its customer base over time; (iii) its expectations as to future retail space configurations, including its previously-announced anticipated reduction of certain retail space for Vital Radiance; and (iv) its belief as to having additional financial resources and flexibility to execute its business plan. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's 2005 Annual Report on Form 10-K and the Company's Form 10-Qs and Form 8-Ks that it files with the SEC during 2006 (which may be viewed on the SEC's website at http://www.sec.gov or on the Company's website at http://www.revloninc.com), as well as reasons including difficulties, delays or the inability of the Company to: (i) achieve its future growth, profitability and financial performance objectives, including less than anticipated growth, or a decrease in, net sales or Adjusted EBITDA, including due to less than anticipated results from the Company's Revlon, Vital Radiance, Almay and/or other brands, such as less than expected effectiveness of their marketing programs, a decrease in sales of the Company's other products or more than anticipated returns or product discontinuances, or difficulties, delays in or the inability to increase its operating margins, such as due to its productivity initiatives or cost reduction actions being less effective than planned, including as a result of higher than expected expenses; (ii) improve the financial performance of the Vital Radiance brand moving forward, such as due to less than anticipated retailer or consumer acceptance of the brand or continued increased competitive activity; (iii) greater than anticipated retailer space reductions for the Company's brands; and/or (iv) less than expected financial resources and flexibility to execute its business plan, as such due to lower than expected revenues or higher than expected expenses. Factors other than those listed above could also cause the Company's results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company's websites or other websites referenced herein shall not be incorporated by reference into this release.


                          REVLON, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (dollars in millions, except per share data)



                                                                      Three Months Ended           Six Months Ended
                                                                            June 30,                    June 30,
                                                                  --------------------------  --------------------------
                                                                     2006          2005          2006          2005
                                                                  ------------  ------------  ------------  ------------
 Net sales ...................................................   $      321.1  $      318.3  $      646.6  $      619.2
 Cost of sales ...............................................          138.0         118.9         255.3         233.1
                                                                  ------------  ------------  ------------  ------------
       Gross profit ..........................................          183.1         199.4         391.3         386.1
 Selling, general and administrative expenses ................          228.5         199.9         444.9         387.0
 Restructuring costs (benefit), net ..........................            0.5          (0.2)          9.5           1.5
                                                                  ------------  ------------  ------------  ------------

       Operating loss ........................................          (45.9)         (0.3)        (63.1)         (2.4)
                                                                  ------------  ------------  ------------  ------------

 Other expenses (income):
       Interest expense ......................................           35.9          31.8          71.1          61.5
       Interest income .......................................           (0.5)         (1.8)         (0.8)         (3.4)
       Amortization of debt issuance costs ...................            1.8           1.7           3.6           3.3
       Foreign currency (gains) losses, net ..................           (0.4)         (1.2)         (1.2)          1.3
       Loss on early extinguishment of debt ..................            0.4           1.5           0.4           9.0
       Miscellaneous, net ....................................            0.7           0.2           0.4           1.6
                                                                  ------------  ------------  ------------  ------------
         Other expenses, net .................................           37.9          32.2          73.5          73.3
                                                                  ------------  ------------  ------------  ------------

 Loss before income taxes ....................................          (83.8)        (32.5)       (136.6)        (75.7)

 Provision for income taxes ..................................            3.3           3.3           8.7           6.9
                                                                  ------------  ------------  ------------  ------------

 Net loss ....................................................   $      (87.1) $      (35.8) $     (145.3) $      (82.6)
                                                                  ============  ============  ============  ============


 Basic and diluted net loss per common share .................   $      (0.21) $      (0.10) $      (0.37) $      (0.22)
                                                                  ============  ============  ============  ============

 Weighted average number of common shares outstanding:
       Basic and diluted .....................................    412,379,628   374,169,802   395,684,062   373,611,830
                                                                  ============  ============  ============  ============


                                             REVLON, INC. AND SUBSIDIARIES
                                         CONSOLIDATED CONDENSED BALANCE SHEETS
                                                 (dollars in millions)

                                                                                                  June 30,   December 31,
                                                        ASSETS                                      2006        2005
                                                                                                 -----------   ---------
                                                                                                 (Unaudited)
Current assets:
    Cash and cash equivalents ............................................                      $      21.2   $    32.5
    Trade receivables, net ...............................................                            173.0       282.2
    Inventories ..........................................................                            230.2       220.6
    Prepaid expenses and other ...........................................                             56.9        56.7
                                                                                                 -----------   ---------
        Total current assets .............................................                            481.3       592.0
Property, plant and equipment, net .......................................                            120.5       119.7
Other assets .............................................................                            172.8       146.0
Goodwill, net ............................................................                            186.1       186.0
                                                                                                 -----------   ---------
        Total assets .....................................................                      $     960.7   $ 1,043.7
                                                                                                 ===========   =========

                           LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
    Short-term borrowings ................................................                      $      12.1   $     9.0
    Current portion of long-term debt ....................................                              5.3           -
    Accounts payable .....................................................                            110.2       133.1
    Accrued expenses and other ...........................................                            298.3       328.4
                                                                                                 -----------   ---------
        Total current liabilities ........................................                            425.9       470.5
Long-term debt ...........................................................                          1,403.3     1,413.4
Other long-term liabilities ..............................................                            258.1       255.7
Total stockholders' deficiency ...........................................                         (1,126.6)   (1,095.9)
                                                                                                 -----------   ---------
        Total liabilities and stockholders' deficiency ...................                      $     960.7   $ 1,043.7
                                                                                                 ===========   =========


                                 REVLON, INC. AND SUBSIDIARIES
                            UNAUDITED ADJUSTED EBITDA RECONCILIATION
                                     (dollars in millions)


                                                                                                   Three Months Ended
                                                                                                        June 30,
                                                                                                ------------------------
                                                                                                   2006         2005
                                                                                                -----------   ----------
                                                                                                       (Unaudited)

Reconciliation to net loss:
--------------------------------------------------------------------------

Net loss .................................................................                     $     (87.1)  $    (35.8)

Interest expense, net ....................................................                            35.4         30.0
Amortization of debt issuance costs ......................................                             1.8          1.7
Foreign currency (gains) losses, net .....................................                            (0.4)        (1.2)
Loss on early extinguishment of debt .....................................                             0.4          1.5
Miscellaneous, net .......................................................                             0.7          0.2
Provision for income taxes ...............................................                             3.3          3.3
Depreciation and amortization ............................................                            25.8         24.5

                                                                                                -----------   ----------
Adjusted EBITDA ..........................................................                     $     (20.1)  $     24.2
                                                                                                ===========   ==========

                                                                                        Six Months Ended     Year Ended
                                                                                          June 30,          December 31,
                                                                                      -------------------  -------------
                                                                                        2006        2005       2005
                                                                                      ----------   ------  -------------
                                                                                            (Unaudited)      (Unaudited)
Reconciliation to net loss:
--------------------------------------------------------------------------

Net loss .................................................................           $   (145.3)  $(82.6) $       (83.7)

Interest expense, net ....................................................                 70.3     58.1          124.2
Amortization of debt issuance costs ......................................                  3.6      3.3            6.9
Foreign currency (gains) losses, net .....................................                 (1.2)     1.3            0.5
Loss on early extinguishment of debt .....................................                  0.4      9.0            9.0
Miscellaneous, net .......................................................                  0.4      1.6           (0.5)
Provision for income taxes ...............................................                  8.7      6.9            8.5
Depreciation and amortization ............................................                 58.3     48.3          101.7
                                                                                      ----------   ------  -------------
Adjusted EBITDA ..........................................................           $     (4.8)  $ 45.9  $       166.6
                                                                                      ==========   ======  =============


                          REVLON, INC. AND SUBSIDIARIES
                UNAUDITED GROSS SALES TO NET SALES RECONCILIATION
                              (dollars in millions)


                                                                                                    Three Months Ended
                                                                                                         June 30,
                                                                                                  ----------------------
                                                                                                     2006          2005
                                                                                                  -----------  ---------
Reconciliation to net sales:                                                                             (Unaudited)
--------------------------------------------------------------------------

Consolidated gross sales .................................................                       $     432.8  $   395.1

Consolidated returns, allowances and discounts ...........................                            (113.5)     (78.9)

Consolidated other revenues ..............................................                               1.8        2.1
                                                                                                  -----------  ---------

Consolidated net sales ...................................................                       $     321.1  $   318.3
                                                                                                  ===========  =========